Teads Holding Co. Announces Second Quarter 2025 Results
Achieved Q2 guidance on both Ex-TAC gross profit and Adjusted EBITDA; Strong cash generation; CTV 80%+ growth year-over-year
New York – August [X], 2025 — Teads Holding Co. (Nasdaq: TEAD) (“Teads” or the “Company”) announced today financial results for the quarter ended June 30, 2025.
Second Quarter 2025 Key Financial Metrics1:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions USD)	2025	2024	% Change	2025	2024	% Change
Revenue	$343.1	$214.1	60%	$629.5	$431.1	46%
Gross profit	120.3	45.6	164%	202.9	87.2	133%
Net loss	(14.3)	(2.2)	(551)%	(69.2)	(7.2)	(855)%
Net cash provided by operating activities	25.0	3.6	590%	24.1	12.2	97%

Non-GAAP Financial Data*
Ex-TAC gross profit	144.2	56.0	158%	247.3	108.1	129%
Adjusted EBITDA	27.0	7.4	264%	37.7	8.8	328%
Adjusted net (loss) income	(9.7)	0.1	NM	(25.0)	(4.8)	(415)%
Adjusted free cash flow	22.1	0.3	NM	27.4	5.0	451%
_____________________________
1 Incorporates the results of operations for legacy Teads from February 3, 2025 through June 30, 2025
* See non-GAAP reconciliations below
NM Not meaningful
“Q2 was our first full quarter as a combined company, and we delivered results within our guidance. The response to the new Teads branding and performance value proposition has been incredibly energizing as our partners see the power of what we’re building for advertisers and media owners across the open internet,” said David Kostman, CEO of Teads.
“Though we remain confident in our long-term strategy, our outlook reflects the fact that certain integration benefits are taking longer to materialize. We have taken several actions to ensure our focus remains on reigniting growth in the second half of the year and into 2026 and generating positive free cash flow,” added Kostman.
Second Quarter 2025 Business Highlights:
•Following the corporate name change from “Outbrain Inc.” to “Teads Holding Co.”, the Company’s common stock began trading on the Nasdaq under the new ticker symbol “TEAD” at the open of the market on June 10, 2025, replacing its previous ticker symbol, “OB”.
•Repurchased $9.3 million aggregate principal amount of the 10% senior secured notes (“Notes”) for approximately $8.0 million in cash, including accrued interest, representing a discount of approximately 17% to the principal amount of the repurchased Notes.

•Continue to expect to realize at least $40 million of total synergies in 2025, and $65 million to $75 million of total synergies in 2026 with further opportunities for expanded synergies.
•Expanded our Joint Business Partnerships with new signings including Kia and Zalando.
•Over 500 advertisers spending at least half a million dollars over the twelve months ended June 30, 2025, representing approximately 70% of total customer spend, with an average spend per advertiser of over $2 million.
•Grew Connected TV (“CTV”) revenue by more than 80% year-over-year in Q2 2025 on a pro-forma basis.
◦Secured premium homescreen inventory through new OEM partnerships, including Samsung.
◦Launched Teads Audiences for CTV, bringing our Teads Omnichannel Household Graph to television to help advertisers identify and reach viewers at scale.
•Introduced innovative ad formats that we believe reinforce our brand-to-performance differentiation, including the beta launch of Connected Ads—offering mid- and end-article placements for a single brand. Continued the scaling of our vertical experience offering, which includes Immersive Feeds (formerly Moments).
•Launched Amplify MCP Server, introducing agentic AI for campaign management for direct response performance advertisers.
Second Quarter 2025 Financial Highlights:
•Revenue of $343.1 million, an increase of $129.0 million, or 60%, compared to $214.1 million in the prior year period primarily due to the acquisition, including net favorable foreign currency effects of approximately $5.4 million.
•Gross profit of $120.3 million, an increase of $74.7 million, or 164%, compared to $45.6 million in the prior year period. Gross margin increased to 35.1%, compared to 21.3% in the prior year period, reflecting the higher gross margin profile of the acquired business.
•Ex-TAC gross profit of $144.2 million, an increase of $88.2 million, or 158%, compared to $56.0 million in the prior year period, primarily due to the acquisition. Our Ex-TAC gross margin increased to 42.0%, compared to 26.1% in the prior year period, reflecting the higher margin profile of the acquired business.
•Net loss of $14.3 million, compared to net loss of $2.2 million in the prior year period. Net loss in the current period includes pre-tax acquisition and integration costs of $5.4 million and restructuring charges of $1.7 million related to our previously announced restructuring plan to streamline operations and reduce duplicative roles post-acquisition, partially offset by a pre-tax gain of approximately $1.2 million in connection with the repurchase of a portion of our Notes.
•Adjusted net loss of $9.7 million, compared to adjusted net income of $0.1 million in the prior year period.

•Adjusted EBITDA of $27.0 million, compared to Adjusted EBITDA of $7.4 million in the prior year period.
•Net cash provided by operating activities of $25.0 million, compared to $3.6 million in the prior year period. Adjusted free cash flow was $22.1 million, as compared to $0.3 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $166.1 million, comprised of cash and cash equivalents of $149.4 million and short-term investments in marketable securities of $16.7 million as of June 30, 2025.
•Total debt obligations were $620.6 million, including the $603.0 million carrying value of the Notes (principal amount of $628.2 million, net of unamortized discount and deferred financing costs) and $17.6 million (unchanged at €15.0 million) outstanding under a short-term overdraft facility assumed in the acquisition.
Third Quarter Guidance
The following forward-looking statements reflect our expectations for the third quarter and full year of 2025.
For the third quarter ending September 30, 2025, we expect:
•Ex-TAC gross profit of $133 million to $143 million
•Adjusted EBITDA of $21 million to $29 million
For the full year, the Company expects to generate positive Free Cash Flow.
Considering that Q4 historically contributes nearly ~50% of annual Adjusted EBITDA for the combined business, and the unusually wide range of outcomes the Company currently sees for Q4 due to the impact of the post-merger integration, the Company made the decision not to reaffirm FY 2025 Adjusted EBITDA guidance. More details to be provided on the earnings call.
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Teads will host an investor conference call this morning, Thursday, August 7 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-888-437-3179 or for international callers, 1-862-298-0702. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13754497. The replay will be available until August 21, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.teads.com. The online replay will be available for a limited time shortly following the call.

Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts, excluding new acquisitions, into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing third quarter and full year guidance. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.

We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on repurchase of long-term debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, acquisition and integration costs, restructuring, and impairment charges. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on repurchase of long-term debt, acquisition and integration costs, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.

Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities, less capital expenditures and capitalized software development costs. Adjusted free cash flow is defined as free cash flow plus direct acquisition costs. Free cash flow and adjusted free cash flow are supplementary measures used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow and adjusted free cash flow should be considered as supplemental measures and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, and statements relating to the acquisition (the “Acquisition”) by Outbrain Inc. of TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Legacy Teads”), following which we changed our corporate name to Teads Holding Co. (hereinafter, together with its subsidiaries, the “Company” or “Teads”). You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact.

We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: our ability to successfully integrate Legacy Teads or manage the combined business effectively; our ability to realize anticipated benefits and synergies of the Acquisition, including, among other things, operating efficiencies, revenue synergies and other cost savings; our due diligence investigation of Legacy Teads may have been inadequate and risks related to Legacy Teads’ business may materialize; unexpected costs, charges or expenses resulting from the Acquisition; our ability to raise additional financing in the future to fund our operations, which may not be available to us on favorable terms or at all; our ability to attract and retain customers, management and other key personnel; the volatility of the market price of our common stock; overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, tariffs and trade wars and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing war between Ukraine-Russia and conditions in Israel, Iran and the Middle East generally, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the impact of challenging economic conditions, new or proposed legislation or other political and policy changes or uncertainties in the U.S., and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the potential impact of artificial intelligence (“AI”) on our industry, our ability to adapt to advancements in AI within the context of the Open Internet and display advertising, and our need to invest in AI-based solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss or decline of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; conditions in Israel, including the ongoing conflict between Israel and Hamas and any conflicts with other terrorist organizations or the conflict between Israel and Iran and any conflicts with other countries; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements, including with respect to privacy; the timing and execution of any cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2024, and in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are available on our website at https://investors.teads.com/ and on the SEC’s website at www.sec.gov.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Teads
Teads Holding Co. (f/k/a. Outbrain Inc.) and TEADS combined on February 3, 2025. The combined company has been operating under the new Teads brand and the corporate name was changed from Outbrain Inc. to Teads Holding Co. (Nasdaq: TEAD) on June 6, 2025. Teads is the omnichannel outcomes platform for the Open Internet, driving full-funnel results for marketers across premium media. With a focus on meaningful business outcomes for branding and performance objectives, Teads drives value with every media dollar by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. One of the most scaled advertising platforms on the open internet, Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The company is headquartered in New York, New York with a global team of nearly 1,800 people in 30+ countries.

Media Contact
press@teads.com
Investor Relations Contact
IR@teads.com
(332) 205-8999

TEADS HOLDING CO.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)
Revenue	$343,096	$214,148	$629,453	$431,112
Cost of revenue:
Traffic acquisition costs	198,927	158,191	382,162	323,001
Other cost of revenue	23,905	10,381	44,377	20,940
Total cost of revenue	222,832	168,572	426,539	343,941
Gross profit	120,264	45,576	202,914	87,171
Operating expenses:
Research and development	13,285	9,330	27,264	18,523
Sales and marketing	79,676	24,377	133,413	47,994
General and administrative	27,888	16,921	64,365	32,136
Impairment charges	—	—	15,614	—
Restructuring charges	1,674	575	8,953	742
Total operating expenses	122,523	51,203	249,609	99,395
Loss from operations	(2,259)	(5,627)	(46,695)	(12,224)
Other (expense) income:
Gain on repurchase of long-term debt	1,225	—	1,225	—
Interest expense	(17,524)	(569)	(40,648)	(1,506)
Other (expense) income and interest income, net	(1,506)	2,746	(1,990)	4,151
Total other (expense) income, net	(17,805)	2,177	(41,413)	2,645
Loss before income taxes	(20,064)	(3,450)	(88,108)	(9,579)
Benefit from income taxes	(5,751)	(1,251)	(18,952)	(2,339)
Net loss	$(14,313)	$(2,199)	$(69,156)	$(7,240)

Weighted average shares outstanding:
Basic	94,492,931	48,922,017	86,269,441	49,093,515
Diluted	94,492,931	48,922,017	86,269,441	49,093,515

Net loss per common share:
Basic	$(0.15)	$(0.04)	$(0.80)	$(0.15)
Diluted	$(0.15)	$(0.04)	$(0.80)	$(0.15)

TEADS HOLDING CO.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$149,449	$89,094
Short-term investments in marketable securities	16,693	77,035
Accounts receivable, net of allowances	337,682	149,167
Prepaid expenses and other current assets	47,486	27,835
Total current assets	551,310	343,131
Non-current assets:
Property, equipment and capitalized software, net	48,265	45,250
Operating lease right-of-use assets, net	26,315	15,047
Intangible assets, net	403,438	16,928
Goodwill	633,247	63,063
Deferred tax assets	62,364	40,825
Indemnification asset	26,406	—
Other assets	23,568	24,969
TOTAL ASSETS	$1,774,913	$549,213

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$290,475	$206,920
Accrued compensation and benefits	42,462	19,430
Deferred revenue	11,517	6,932
Short-term debt	17,562	—
Accrued and other current liabilities	140,597	56,189
Total current liabilities	502,613	289,471
Non-current liabilities:
Long-term debt	602,962	—
Operating lease liabilities, non-current	19,619	11,783
Deferred tax liabilities	67,218	1,554
Contingent tax liabilities	38,395	9,343
Other liabilities	12,144	5,719
TOTAL LIABILITIES	$1,242,951	$317,870

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 95,095,445 shares issued and 94,969,026 shares outstanding as of June 30, 2025; 63,503,274 shares issued and 50,090,114 shares outstanding as of December 31, 2024	95	64
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	678,463	484,541
Treasury stock, at cost − 126,429 shares as of June 30, 2025 and 13,413,160 shares as of December 31, 2024	(440)	(74,289)
Accumulated other comprehensive income (loss)	92,493	(9,480)
Accumulated deficit	(238,649)	(169,493)
TOTAL STOCKHOLDERS’ EQUITY	531,962	231,343
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,774,913	$549,213

TEADS HOLDING CO.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,313)	$(2,199)	$(69,156)	$(7,240)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on repurchase of long-term debt	(1,225)	—	(1,225)	—
Depreciation and amortization of property and equipment	2,961	1,478	4,896	3,117
Amortization of capitalized software development costs	2,303	2,421	4,775	4,830
Amortization of intangible assets	13,073	852	21,539	1,704
Amortization of discount on marketable securities	(296)	(638)	(721)	(1,280)
Stock-based compensation	3,790	4,508	6,731	7,435
Non-cash operating lease expense	2,891	1,291	5,198	2,486
Provision for credit losses	1,166	740	1,464	2,433
Amortization of debt issuance costs	1,244	—	14,087	—
Deferred income taxes	(14,061)	(4,568)	(31,847)	(4,742)
Impairment of assets	—	—	15,614	—
Unrealized foreign currency transaction losses	2,457	(78)	4,145	234
Other	(5)	26	25	52
Changes in operating assets and liabilities:
Accounts receivable	967	1,683	38,572	32,081
Prepaid expenses and other current assets	7,443	(1,652)	13,344	5,610
Accounts payable and other current liabilities	20,224	(1,481)	(2,150)	(33,356)
Operating lease liabilities	(2,812)	(1,218)	(5,426)	(2,423)
Deferred revenue	(2,020)	(345)	(2,850)	(1,816)
Other non-current assets and liabilities	1,257	2,811	7,063	3,111
Net cash provided by operating activities	25,044	3,631	24,078	12,236

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	—	(598,319)	(181)
Purchases of property and equipment	(1,143)	(805)	(4,064)	(2,140)
Capitalized software development costs	(4,406)	(2,503)	(7,105)	(5,130)
Purchases of marketable securities	(1)	(20,434)	(16,603)	(52,012)
Proceeds from sales and maturities of marketable securities	3,000	27,275	77,221	58,767
Other	1	(63)	1	(63)
Net cash (used in) provided by investing activities	(2,549)	3,470	(548,869)	(759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the Bridge Facility	—	—	625,000	—
Repayments of borrowings under the Bridge Facility	—	—	(625,000)	—
Proceeds from senior secured notes	—	—	625,305	—
Partial repayment of senior secured notes	(7,674)	—	(7,674)	—
Payment of deferred financing costs	(2,646)	—	(30,801)	—
Payment of stock issuance costs	—	—	(775)	—
Treasury stock repurchases and share withholdings on vested awards	(198)	(2,207)	(553)	(6,222)
Principal payments on finance lease obligations	—	(8)	—	(263)
Proceeds from bank overdrafts, net	(23)	—	51	—
Net cash (used in) provided by financing activities	(10,541)	(2,215)	585,553	(6,485)
Effect of exchange rate changes	204	(755)	147	(392)
Net increase in cash, cash equivalents and restricted cash	$12,158	$4,131	$60,909	$4,600
Cash, cash equivalents and restricted cash — Beginning	138,476	71,548	89,725	71,079
Cash, cash equivalents and restricted cash — Ending	$150,634	$75,679	$150,634	$75,679

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$343,096	$214,148	$629,453	$431,112
Traffic acquisition costs	(198,927)	(158,191)	(382,162)	(323,001)
Other cost of revenue	(23,905)	(10,381)	(44,377)	(20,940)
Gross profit	120,264	45,576	202,914	87,171
Other cost of revenue	23,905	10,381	44,377	20,940
Ex-TAC gross profit	$144,169	$55,957	$247,291	$108,111

Gross margin (gross profit as % of revenue)	35.1%	21.3%	32.2%	20.2%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	42.0%	26.1%	39.3%	25.1%
The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(14,313)	$(2,199)	$(69,156)	$(7,240)
Gain on repurchase of long-term debt	(1,225)	—	(1,225)	—
Interest expense	17,524	569	40,648	1,506
Other expense (income) and interest income, net	1,506	(2,746)	1,990	(4,151)
Benefit from income taxes	(5,751)	(1,251)	(18,952)	(2,339)
Depreciation and amortization	18,337	4,751	31,210	9,651
Stock-based compensation	3,790	4,508	6,731	7,435
Acquisition and integration costs	5,434	3,202	21,852	3,202
Restructuring charges	1,674	575	8,953	742
Impairment charges	—	—	15,614	—
Adjusted EBITDA	$26,976	$7,409	$37,665	$8,806

Net loss as % of gross profit	(11.9)%	(4.8)%	(34.1)%	(8.3)%
Adjusted EBITDA as % of Ex-TAC Gross Profit	18.7%	13.2%	15.2%	8.1%

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of net loss and diluted EPS to adjusted net (loss) income and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(14,313)	$(2,199)	$(69,156)	$(7,240)
Adjustments:
Acquisition and integration costs	5,434	3,202	21,852	3,202
Restructuring charges	1,674	575	8,953	742
Impairment charges	—	—	15,614	—
Gain on repurchase of long-term debt	(1,225)	—	(1,225)	—
Bridge facility costs	—	—	11,996	—
Total adjustments, before tax	5,883	3,777	57,190	3,944
Income tax effect	(1,226)	(1,504)	(12,985)	(1,545)
Total adjustments, after tax	4,657	2,273	44,205	2,399
Adjusted net (loss) income	$(9,656)	$74	$(24,951)	$(4,841)

Diluted weighted average shares	94,492,931	48,922,017	86,269,441	49,093,515
Restricted stock units	—	107,482	—	—
Adjusted diluted weight average shares	94,492,931	49,029,499	86,269,441	49,093,515

Diluted net loss per share - reported	$(0.15)	$(0.04)	$(0.80)	$(0.15)
Adjustments, after tax	0.05	0.04	0.51	0.05
Diluted loss per share - adjusted	$(0.10)	$—	$(0.29)	$(0.10)
The following table presents the reconciliation of net cash provided by operating activities to free cash flow, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$25,044	$3,631	$24,078	$12,236
Purchases of property and equipment	(1,143)	(805)	(4,064)	(2,140)
Capitalized software development costs	(4,406)	(2,503)	(7,105)	(5,130)
Free cash flow	19,495	323	12,909	4,966
Direct acquisition costs	2,643	—	14,447	—
Adjusted free cash flow	$22,138	$323	$27,356	$4,966